Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated

Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

Cabela’s Inc. Reports Preliminary Fiscal 2007 Fourth Quarter and Year-End Results

SIDNEY, Neb. (January 29, 2008) – Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing, and outdoor gear, today announced preliminary financial results for its fourth fiscal quarter and fiscal year ended December 29, 2007, as well as earnings guidance for fiscal 2008.

For the fourth quarter, Cabela’s expects to report a 13.9% increase in total revenue, including a 3.3% increase in direct business revenue.  Total retail store revenue is expected to increase 31.8%, including a 5.9% decline in same store sales.  Diluted earnings per share for the fourth quarter are expected to be in the range of $0.83 to $0.85.

For full-year 2007, total revenue is expected to increase 13.9% over 2006, with a 3.9% increase in direct business revenue.  Total retail store revenue is expected to increase 27.2%, with a 1.2% decline in same store sales.  Diluted earnings per share for fiscal 2007 are expected to be in the range of $1.29 to $1.31.

The Company’s fourth quarter results were primarily impacted by a challenging retail environment which negatively impacted the Company’s same store sales and to a lesser extent the Company’s direct business.  Additionally, productivity of some new stores did not meet expectations.

During 2008, the Company intends to significantly slow retail expansion and focus on improving the profitability of its existing operations.  The primary focus of the Company during the year will be to improve:

•	advertising strategy by using more targeted campaigns throughout its multi-channel model;
•	retail productivity and same store sales through enhanced product assortment, streamlined flow of merchandise to its stores and reduced operating expenses;
•	merchandise planning by reallocating retail store space by department by season and reducing unproductive inventory; and
•	inventory management through better leveraging its existing technologies.

The Company expects to open two stores in 2008.  One location will open in the second quarter, and another in the third quarter.  Current plans call for two additional locations to be opened in 2009.

As a result of the decision to slow retail expansion and concentrate on improving the Company’s existing operations, the Company now anticipates earnings per share for 2008 will grow at a mid-single digit rate.  For 2008, capital expenditures, including purchases of marketable securities, are expected to be $110 million, as compared to approximately $376 million in 2007.

“During the fourth quarter, our top line was impacted by an overall challenging consumer environment,” said Dennis Highby, Cabela’s President and Chief Executive Officer.  “Part of our strategy involves an ongoing review of our previously planned store openings to reconfirm our expectations.  Based upon these ongoing reviews and current economic conditions, we will pare our store openings in 2008 to just two of the previously planned retail stores.  We expect to fund the 2008 expansion from our recently completed $57 million senior note offering and cash flows from operations.  We will continue to develop our next generation store format, which is intended to improve return on invested capital and better serve our retail customers.”

“While our fourth quarter results did not meet our expectations, we remain encouraged about the opportunities that lie ahead and our ability to perform in this challenging retail climate.  We have developed a number of strategic initiatives for 2008 aimed at improving profitability, and we remain focused on successful execution of our plan,” Highby said.

The Company is scheduled to release final financial results for its fourth fiscal quarter and fiscal year ended December 29, 2007, after the close of the market on February 21, 2008.  A conference call to discuss the results will be held at 4:30 p.m. ET that same afternoon.  The call will be hosted by Dennis Highby, President and Chief Executive Officer; and Ralph Castner, Vice President and Chief Financial Officer.

The conference call will be webcast and can be accessed via the Investor Relations section of the Company’s website at www.cabelas.com.  Please visit the website at least 15 minutes prior to the call to register for the webcast and download any necessary software.  A replay of the webcast will be archived on the Company’s website.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s well-established direct business and its growing number of retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding expected financial results for its fourth fiscal quarter and fiscal year ended December 29, 2007, expected retail store openings for 2008 and 2009, anticipated earnings per share growth for 2008, and expected capital expenditures, purchases of marketable securities, and cash flows for 2008.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  adverse economic conditions causing a decline in discretionary consumer spending; increasing competition in the outdoor segment of the sporting goods industry; the ability to negotiate favorable purchase, lease and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new retail stores; road construction around the Company’s existing retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 30, 2006, and Form 10-Q for the fiscal quarter ended March 31, 2007), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

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